Exhibit 99.1

NOTICE TO JOHN YOUNG

This is a very important legal document, and you should consult with an attorney before signing it. By signing this agreement, you are agreeing to release your employer (and certain other individuals/entities named below) from liability to you. You have had twenty-one (21) days from the date of distribution of this document to consider whether to sign it. If you decide to sign it, you will then have an additional seven (7) days following the date of your signature to revoke this agreement, and this agreement shall not become effective or enforceable until this seven-(7) day revocation period expires.

AGREEMENT AND RELEASE

A.	The Parties to this Agreement

1.	“Executive” means John S. Young, an individual who lives at 109 Kingsdale Avenue, Cherry Hill, NJ 08003, and

2.	“Company” means American Water Works Company, Inc., a Delaware corporation.

B.	Background

1.	Executive has been employed by Company since September 1, 1977 and has retired from the Company effective January 1, 2011 (the “Separation Date”).

2.	The Executive is eligible to receive a lump sum cash payment for any accrued, but unused, vacation time through Executive’s Separation Date, which will be payable to the Executive in the next payroll period after the Separation Date.

3.	The Executive’s pension benefits will be payable to him per the terms of the Pension Plan for Employees of America Water Works, Inc. and its designated subsidiaries (“Pension Plan”).

4.	The Executive is free to sign this Agreement or not sign it. If Executive chooses not to sign, he will receive only those benefits he is otherwise entitled to receive under any Company benefit plans or programs (other than severance) in which he participated prior to the Separation Date in the absence of this Agreement.

C.	Consideration Received by Executive If He Signs And Does Not Revoke This Agreement

1.	In exchange for the Release granted by Executive under Section D(1) hereof, which will be considered granted when it has been signed by the Executive and the revocation right described in Section G(6) has expired unexercised, the Company will pay, or provide, to Executive the payments and benefits set forth below:

(a)	Annual Incentive Plan: With respect to the Company’s 2010 Annual Incentive Plan (the “2010 AIP”), Executive will be eligible to receive an award under the 2010 AIP. The 2010 AIP award, if any, will be prorated by the Executive’s salaries earned in 2010, with 20% of his award being calculated based on his salary as of March 14, 2010 and 80% of his award being calculated based on his salary as of December 31, 2010. The Company shall pay to Executive the AIP award, if any, at the same time payments are made under the 2010 AIP to other senior executives of the Company.

(b)	Equity: Executive acknowledges and understands that under the terms of the equity grants awarded to Executive under the Company’s 2007 Omnibus Equity Compensation Plan (“Equity Plan”), all such awards which are not fully vested on the Separation Date, are forfeited at termination. However, in consideration of this Agreement, and for the Release of all claims and other promises by Executive set forth herein, the Company agrees to the following:

i.	With respect to Executive’s stock option grant (the first grant), dated as of April 22, 2008, (the “2008 First Option Grant”), Executive acknowledges that he is vested in all 55,809 options for the purchase of shares of common stock of the Company that were granted pursuant to the 2008 First Option Grant. In consideration of this Agreement and Release, Executive will have until December 31, 2013 to exercise these options for the purchase of 55,809 shares of common stock of the Company granted pursuant to the 2008 First Option Grant.

ii.	With respect to Executive’s stock option grant (the second grant), dated as of April 22, 2008, (the “2008 Second Option Grant”), Executive acknowledges that he is vested in all 50,606 options for the purchase of shares of common stock of the Company that were granted pursuant to Executive in the 2008 Second Option Grant. In consideration of this Agreement and Release, Executive will have until December 31, 2014 to exercise the options for the purchase of 50,606 shares of common stock of the Company granted pursuant to the 2008 Second Option Grant.

iii.	With respect to Executive’s restricted stock unit grant (the “2008 RSU Grant”), Executive acknowledges that he is vested in all 6,653 of such restricted stock units that had been granted to Executive in the 2008 RSU Grant. This vested portion of the 2008 RSU Grant shall be converted to an equivalent number of shares of common stock of the Company at the time described in the 2008 RSU Grant covering such restricted stock units.

iv.	With respect to Executive’s 2009 stock option grant, (the “2009 Option Grant”), the 2009 Option Grant shall be exercisable with respect to all 40,481 options for the purchase of shares of common stock of the Company as of January 1, 2011. Of the 40,481 options subject to the 2009 Option Grant that are exercisable, Executive acknowledges that 26,987 of such options previously became exercisable pursuant to the terms of the 2009 Option Grant, and that by signing this Agreement the remaining 13,494 shares subject to the 2009 Option Grant will become exercisable upon the expiration of the revocation period set forth in paragraph G(4) below. In further consideration for this Agreement, Executive will have until December 31, 2015 to exercise options for the purchase of 40,481 shares of common stock of the Company granted pursuant to the 2009 Option Grant.

v.	With respect to Executive’s 2009 performance stock unit grant, (the “2009 PSU Grant”), representing 7,252 PSUs, Executive may be entitled to vest in 7,252 PSUs, with the underlying number of PSUs that may become vested and convertible into shares of common stock of the Company, if at all, based on the level of satisfaction of the performance goals set forth in the 2009 PSU Grant, as described in the 2009 PSU Grant and as applicable to such 2009 PSUs as applied to the senior executives of the Company. Executive acknowledges that of the 7,252 PSUs to which he may become vested under the 2009 PSU Grant, he satisfied the service condition for 4,835 PSUs, and that by signing this Agreement he may be entitled to become vested in an additional 2,417 PSUs that otherwise would have been forfeited because of his failure to satisfy the service condition with respect to such PSUs. Any PSUs that become vested under the 2009 PSU Grant, as amended hereunder, based on the level of achievement of the applicable performance goals set forth in the 2009 PSU Grant will be converted to shares of common stock of the Company at the time specified in the 2009 PSU Grant.

vi.	With respect to Executive’s 2010 stock option grant, (the “2010 Option Grant”), the 2010 Option Grant will be exercisable with respect to 23,649 options for the purchase of shares of common stock of the Company as of the Separation Date. Of the 23,649 options subject to the 2010 Option Grant, Executive acknowledges that pursuant to the terms of the 2010 Option Grant, that as of January 1, 2011, he will have vested in 7,883 of such options and that by signing this Agreement the remaining 15,766 shares will become exercisable at the expiration of the revocation period set forth in paragraph G(4) below. In further consideration for this Agreement, Executive will have until December 31, 2016 to exercise options for the purchase of 23,649 shares of common stock of the Company granted pursuant to the 2010 Option Grant.

vii.	With respect to Executive’s 2010 performance stock unit grant, (the “2010 PSU Grant”) representing 6,507 PSUs, Executive may be entitled to vest in 6,507 PSUs, with the underlying number of PSUs that may become vested and convertible into shares of common stock of the Company, if at all, based on the level of satisfaction of the performance goals set forth in the 2010 PSU Grant and as applicable to such 2010 PSUs as applied to the senior executives of the Company. Executive acknowledges that of the 6,507 PSUs which he may become vested under the 2010 PSU Grant, he satisfied the service condition for 2,169 PSUs, and that by signing this Agreement he may be entitled to become vested in an additional 4,338 PSUs that otherwise would have been forfeited because of his failure to satisfy the service condition with respect to such PSUs. Any PSUs that become vested under the 2010 PSU Grant, as amended hereunder, based on the level of achievement of the applicable performance goals set forth in the 2010 PSU Grant will be converted to shares of common stock of the Company at the time specified in the 2010 PSU Grant.

2.	All payments made hereunder shall be net of all legally required taxes and other withholdings. Executive shall be solely responsible for all taxes that result from Executive’s receipt of the payments and benefits to be provided under this Agreement, and neither the Company nor any of its affiliates makes or has made any representation, warranty or guarantee of any federal, state or local tax consequences to Executive of Executive’s receipt of any benefit or payment hereunder, including, but not limited to, under Section 409A of the Internal Revenue Code of 1986, as amended.

3.	Executive acknowledges that the consideration described in Section C(1) above exceeds any amounts to which he is otherwise entitled and represents a reasonable payment when considering the value of the consideration described in this Agreement.

4.	Except as expressly provided in this Agreement, any and all other compensation and benefits previously enjoyed by Executive ceased effective at the end of his Separation Date. Executive acknowledges that the payment and benefits described above are all that he will be entitled to receive from Company, other than those to which Executive may be entitled under the Company’s benefit plans, including pension plan, 401(k) and medical plans, if applicable.

D.	Mutual Release.

1.

Release of Company. Except as provided under E. below, in return for the payment, benefits and other consideration he is receiving hereunder, Executive, his representatives, successors, heirs, and assigns do hereby completely release and forever discharge Company, its past and present, direct or indirect, predecessors, successors, parents, subsidiaries, business units or affiliated companies, its and their respective past and present partners, directors, officers, attorneys, employees, successors, assigns, insurers and other representatives (collectively, the “RELEASED PARTIES”), from any and all manner of claims, demands, actions, causes of action, suits, arbitration proceedings, debts, contracts, costs, expenses, wages, compensation, benefits, promises, damages, judgments, executions, claims, rights, demands or otherwise of whatsoever nature (collectively, the “Claims”), known or unknown, direct or indirect, contingent or non-contingent, asserted or unasserted, matured or not matured, which the Executive, his spouse, children, heirs, parents, siblings, extended family, successors or assigns, or other representatives (collectively, the “RELEASING PARTIES”), either individually or collectively, ever had, now or hereinafter can, shall or may have against the RELEASED PARTIES, from the beginning of time until the present, arising out of or in any manner relating to all events or circumstances in any way related to Executive’s employment with Company or any other RELEASED PARTY or the termination of, or separation from, that employment. This Release specifically includes, but is not limited to, any and all Claims in any way arising from, relating to, or concerning Executive’s employment with and the termination of his employment from Company and the other RELEASED PARTIES. This Release further includes, but is not limited to, all Claims for (i) all forms of employment discrimination, harassment or retaliation in violation of federal, state or local statute, ordinance, executive order, or common law, including but not limited to Claims for discrimination on the basis of race, color, religion, sex, national origin, mental or physical disability or for age discrimination under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act (as amended by the Older Workers’ Benefits Protection Act, and any other amendments) (the “ADEA”), the Civil Rights Act reflected in 42 U.S.C. 1981, the Americans With Disabilities Act, the Occupational Health and Safety Act, and any state Human Relations Act or similar state laws, including, without limitation, the New Jersey Law Against Discrimination, the New Jersey Equal Pay Act and the New Jersey Constitution, each as amended; (ii) any law governing unpaid or withheld wages, benefits, bonuses, commissions, severance, and/or any other form of compensation of any kind, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended, the New Jersey Wage Payment Act, and the New Jersey Wage and Hour laws, each as amended; (iii) any federal, state or local whistle-blower laws, including, without limitation, the Sarbanes-Oxley Act, and the New Jersey Conscientious Employee Protection Act; (iv) any leaves of absence, including, without limitation, under the Family and Medical Leave Act of 1993 and the New Jersey Family Leave Act; (v) the common law, including without limitation all Claims for breach of contract (whether express or implied), wrongful termination/discharge, promissory estoppel, defamation, interference with contractual relations (or prospective contractual relations), fraud, and any other tort (for personal injury of any kind); and (vi) any law governing the employment relationship with Company or separation therefrom. Executive further agrees not to bring any suit, action or legal proceeding against the RELEASED PARTIES concerning any matter covered by this Release.

2.	Release of ADEA Claim. Except with respect to the Company’s obligations hereunder, Executive knowingly and voluntarily, on behalf of himself, releases and forever discharges the RELEASED PARTY from any and all actions, suits, claims and demands, in law or equity, that Executive may have of any nature whatsoever relating in any way to his rights under the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), whether known or unknown, suspected or unsuspected, which Executive ever had, now have, or may hereafter claim to have against the RELEASED PARTY in law or equity, arising on or before the date hereof, and whether or not previously asserted before any state or federal court or before any state or federal agency or governmental entity (the “ADEA Release”). This ADEA Release includes, without limitation, any rights or claims relating in any way to Executive’s employment relationship with the Company or any of the RELEASED PARTIES, or the termination thereof, arising under the ADEA, including compensatory damages, punitive damages, attorney’s fees, costs, expenses, and any other type of damage or relief. Executive further agrees that he shall not be entitled to any personal recovery in any claim, charge, action or proceeding whatsoever against the Company or any of the RELEASED PARTIES for any of the matters set forth in this ADEA Release.

3.	Release of Executive. As additional consideration for the Release granted by Executive, Company hereby releases Executive from any and all manner of Claims arising at any time up to and including the date that Company signs this Agreement. Included among such released claims are all claims arising from or relating to Executive’s employment with Company.

4.	Covenant Not To Sue. Neither Company nor Executive will file or join any lawsuit asserting any Claims released by this Agreement (or accept any relief based upon such Claims). If either of the Parties files suit against the other asserting any Claims released by this Agreement, the party asserting the Claims will reimburse the other party (and/or any of the RELEASED PARTIES, if applicable) for all reasonable attorneys’ fees and costs incurred in defending against such released Claims, except as follows: While the release in Section D(1) of this Agreement shall apply to, and serve to release, any claims arising under the ADEA that are covered by Section D(1), the fee and cost shifting provisions set forth in this Section D(3) shall not apply to any ADEA claims challenging the validity of the release under Section D(1).

E.	Claims not Released.

Notwithstanding the above, this Agreement does not release:

1.	any right to file a charge with, cooperate with, or participate in an investigation or proceeding conducted by the U.S. Equal Employment Opportunity Commission, or

other federal, state, or local regulatory or law enforcement agency, but no monetary or other relief may be awarded to or for the benefit of Executive as a result of any such claim, charge or proceeding without regard to who has brought such complaint or charge.

2.	any right to challenge the enforceability of the waiver of the ADEA claim under the Older Workers’ Benefits Protection Act.

3.	any claims possessed by Executive for benefits under the applicable Workers’ Compensation Act, including claims arising from workplace exposure to toxic substances;

4.	any rights of continued indemnification to which Executive is entitled in accordance with Company’s charter;

5.	any claim or right arising after the execution of this Agreement;

6.	any rights Executive has under this Agreement; and

7.	the Executive from his obligations to Company and the other Released Parties under this Agreement.

F.	Restrictive Covenants.

1.

Confidential Information; Return of Property. Executive recognizes that by reason of his employment with Company, he has had access to confidential and proprietary information relating to the business of Company which includes, but is not limited to, trade secrets, trade “know-how,” key personnel, operational methods, business plans, salaries, proprietary intellectual property, real property, plans for future developments, projects in the pipeline, bid information customer information, employee information, discoveries or ideas, and information regarding costs and pricing, technical processes, operational methods, marketing and sales techniques, strategies, programs, investment plans and opportunities, lenders, computer programs and software, statements of cash flow, balance sheets, income statements, and financial strategies (collectively, the “Confidential Information”). Executive acknowledges that the Confidential Information is a valuable and unique asset of Company, and that he will not, at any time after his Separation Date, use any Confidential Information or disclose any Confidential Information to any person, firm, or entity other than to Company. Executive agrees that any breach of this provision would cause irreparable harm to Company, and that Company shall be entitled to injunctive relief in addition to any other relief allowed by law should this paragraph be violated. Except as expressly provided herein, Executive shall immediately return to Company all of Company’s property now in his possession, as well as any documents, files, papers, computer disks, and the like (and all copies of them) containing or relating in any way to any Confidential Information. To the extent Executive has retained any Confidential Information in electronic format on any equipment belonging to him (e.g., a computer), he shall delete it.

2.	Works Made For Hire: Executive acknowledges that all original works of authorship which have been or are made by Executive (solely or jointly with others) within the scope of services rendered to the Company which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (in each case, a “Development”). To the extent that they are not “works made for hire,” Executive hereby assigns to the Company all right, title, and interest in and to and all benefits and/or rights resulting from any and all inventions, modifications, discoveries, designs, original works of authorship, developments, concepts, improvements, processes, software programs, documentation, know-how, trade secrets or intellectual property rights, whether or not patentable or registrable under copyright, trademark or similar laws, which Executive has in the past solely or jointly conceived or developed or reduced to practice, or caused to be conceived or developed or reduced to practice, during the period of time Executive provided services to the Company, including the copyright thereon. Executive shall, at the request and cost of the Company, promptly sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized officers may reasonably require:

(a) to apply for, obtain, register and vest in the name of the Company alone (unless the Company otherwise directs) patents, copyrights, trademarks or other intellectual property protection in any country throughout the world relating to a Development and when so obtained or vested to renew and restore the same; and

(b) to defend any judicial, opposition or other proceedings in respect of such applications and any judicial, opposition or other proceeding, petition or application for revocation of any such patent, copyright, trademark or other intellectual property protection.

If the Company is unable, after reasonable effort, to secure Executive’s signature on any application for patent, copyright, trademark or other intellectual property registration or other documents regarding any legal protection relating to a Development, whether because of Executive’s physical or mental incapacity, Executive’s failure or refusal to execute such registration or other document, or for any other reason whatsoever, Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive’s agent and attorney-in-fact, to act for and in Executive’s behalf and stead to execute and file any such application or applications or other documents and to do all other lawfully permitted acts to further the prosecution and issuance of patent, copyright or trademark registrations or any other legal protection thereon with the same legal force and effect as if executed by Executive.

3.	Non-Disparagement. Executive shall not engage in any conduct, or make any statements or representations that disparage, demean, or impugn Company or its parents, subsidiaries, affiliates, or any of their respective partners, directors, officers, employees or consultants, including without limitation any statements impugning Company’s business services or the personal or professional character of any such partner, director, officer, employee or consultant. Company shall not engage in any conduct, or make any statements or representations that disparage, demean, or impugn Executive, including without limitation, Executive’s personal or professional character.

For purposes of this Section F, other than the last sentence of Section F(2), the term “Company” shall include all of the Released Parties.

4.	Non-Compete and Nonsolicitation: Executive agrees that he will not, for a period of one (1) year after execution of this Agreement, directly or indirectly compete with or be employed by a competitor of the Company, without the prior consent of the Chief Executive Officer of the Company, which consent will not be unreasonably withheld. For the purpose of this Agreement, Executive will be deemed to be competing with the Company if he, directly or indirectly, manages, operates, joins, controls, or is connected as an officer, advisory board director, employee, partner, principal, agent, representative, consultant or otherwise with, or uses or permits his name to be used in connection with, any Competitive Business. A business will be a “Competitive Business” if it is a privately owned water utility. Nothing in this provision shall prevent Executive from holding for investment the stock of any publicly traded water company. Executive expressly agrees the terms of this provision are reasonable and will not prevent him from earning an adequate livelihood, and acknowledges that the Company’s intent that it has no desire to unreasonably prevent him from earning an adequate livelihood.

Executive further agrees that for a two (2) year period after execution of this Agreement, he will not employ or seek to employ, or advise or recommend to any other person or business entity that such person or entity employ or seek to employ, any employee of Company, or solicit, induce, recruit, or encourage any such employee to leave Company’s employment, without the consent of the Chief Executive Officer of the Company, which consent shall not be unreasonably withheld.

5.	Reasonableness and Remedy for Non-Compete/Non-Solicitation

(a)

In the event that any provision or portion of a provision of this Section shall be determined to be illegal, invalid or unenforceable, the remainder of this Section shall be enforced to the fullest extent possible and the illegal, invalid or unenforceable provision or portion of a provision will be amended by a court of competent jurisdiction, or otherwise thereafter shall be interpreted, to reflect as nearly as possible without being illegal, invalid or unenforceable the parties’ intent if possible. If such amendment or interpretation is not possible, the illegal, invalid or unenforceable provision or portion of a provision will be severed from the remainder of this Agreement and the remainder of this Agreement shall be enforced to the fullest extent possible as if such illegal, invalid or unenforceable provision or portion of a provision was not included.

(b)	Remedies for Breach. Executive understands and acknowledges that a breach or violation by Executive of any of the covenants contained in Paragraphs 3 shall be deemed a material breach of this Agreement and will cause substantial, immediate, and irreparable injury to Company, and that Company will have no adequate remedy at law for such breach or violation. In the event of Executive’s actual or threatened breach or violation of the covenants contained in Paragraphs 3, Company shall be entitled to bring a civil action seeking, and shall be entitled to, an injunction restraining Executive from violating or continuing to violate such covenant or from any threatened violation thereof, or for any other legal or equitable relief relating to the actual or threatened breach or violation of such covenant. Executive agrees that, if Company institutes any action or proceeding against Executive seeking to enforce any of such covenants or to recover other relief relating to an actual or threatened breach or violation of any of such covenants, Executive shall be deemed to have waived the claim or defense that Company has an adequate remedy at law and shall not urge in any such action or proceeding the claim or defense that such a remedy at law exists. However, the exercise by Company of any such right, remedy, power, or privilege shall not preclude Company or its successors or assigns from pursuing any other remedy or exercising any other right, power, or privilege available to it for any such breach or violation, whether at law or in equity, including the recovery of damages, all of which shall be cumulative and in addition to all other rights, remedies, powers, or privileges of Company. Executive hereby agrees to pay all of Company’s reasonable attorneys’ fees and expenses incurred in enforcing this Agreement.

G.	Additional Terms of this Agreement

1.	Executive has been and is hereby advised in writing to consult with an attorney prior to signing this Agreement.

2.	Executive acknowledges that he is acting of his own free will, that he has had a sufficient opportunity to read the terms of this Agreement, and consult legal counsel, if desired, and that he fully understands all of the provisions of this Agreement. In addition, Executive acknowledges that neither Company nor any of its partners, employees, agents, representatives or attorneys have made any representations concerning the terms of this Agreement other than those contained herein.

3.	Executive hereby acknowledges that he has had a period of twenty-one (21) days, beginning November 19, 2010, to fully consider whether to accept the terms of this Agreement.

4.	Executive has the further right to revoke this Agreement for a period of seven (7) days following the date of his signing it, and the Agreement shall not become effective or enforceable, nor will the payment and benefits outlined above be paid, until that revocation right has expired without having been exercised. Any revocation must be hand delivered to Sean Burke, the Company’s Vice President – Human Resources, within the seven (7) day period.

5.	This Agreement contains the entire agreement of the Parties relating to the subject matter hereof. This Agreement may be changed only by a written agreement, signed by both Parties.

6.	This Agreement shall be binding upon, and shall inure to the benefit of both the Company and the Executive and their respective successors, heirs (in the case of the Executive) and permitted transferees or assigns. Neither the rights nor obligations of the Company or the Executive hereunder may be assigned or transferred without the written consent of the party against whom such assignment or transfer would be enforced.

7.	This Agreement shall be governed by the laws of the State of New Jersey, notwithstanding any New Jersey choice of law rules to the contrary.

8.	This Agreement may be executed in counterparts and will be valid even though the signatures of all Parties do not appear on the same page.

EXECUTIVE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT; THAT HE HAD THE OPPORTUNITY TO BE REPRESENTED BY COUNSEL WITH RESPECT TO THE NEGOTIATION, DRAFTING, AND EXECUTION OF THIS AGREEMENT TO THE EXTENT THAT HE DETERMINED TO BE NECESSARY OR APROPRIATE; THAT HE FULLY UNDERSTANDS THE TERMS OF THIS AGREEMENT; AND THAT HE SIGNS THIS AGREEMENT FREELY, KNOWINGLY, AND VOLUNTARILY.

Dated: January 1, 2011	/s/ John S. Young
John S. Young

Dated: January 1, 2011	/s/ Jeffry E. Sterba
	By:	Jeffry E. Sterba
	Title:	President and Chief Executive Officer